SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : December 21, 2007
Commission File No. 000-49628

TELEPLUS WORLD, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	90-0045023 (IRS Employer Identification No.)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126
(Address of principal executive offices)

786-594-3939
(Issuer telephone number)

(Former Name and Address)

ITEM 8.01. OTHER EVENTS.

TelePlus World, Corp. (“TelePlus” or “Company”) wishes to advise its shareholders that the Company has decided to exit the MVNO (Mobile Virtual Network Operator) business segment (the "MVNO Segment") operated by its Liberty Wireless and Maximo Impact brands. Market conditions for this segment of the Company’s operations have become adverse in the last few months making it difficult for the Company to turn a profit in the MVNO Segment. Notwithstanding the Company’s efforts over the last few months to improve the performance of the MVNO Segment the Company does not believe it will turn a profit in that segment in the foreseeable future. Company intends to focus its efforts on its core telecommunication service which represents the bulk of the company’s revenues, is profitable and provides good cash flows to fund ongoing operations. Exiting the MVNO Segment (which has been operating at a loss) will improve the Company’s profitability and cash flow although it will reduce the Company’s annual revenues by about $4.5 million dollars. The Company intends to move quickly in the divestiture and/or closure of the MVNO Segment.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TelePlus World, Corp.

December 21, 2007	/s/ Marius Silvasan Marius Silvasan Chief Executive Officer

December 21, 2007	/s/ Cris Neely Cris Neely Chief Financial Officer